UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2005

DORAL FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-17224 (Commission File Number)	66-031262 (IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01  Regulation FD

          On July 18, 2005, Doral Financial Corporation (the “Company”) issued a press release providing certain unaudited and preliminary operational data for the second quarter ended June 30, 2005. The Company also confirmed that to date it had not received a notice of default under either of its two public indentures and, accordingly, the 60- and 90-day respective grace periods for not filing its quarterly unaudited financial results for the first quarter had not yet begun to run.

          The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item  8.01  Other Events

          On July 18, 2005, the Board of Directors of the Company declared a regular quarterly cash dividend on the Company’s common stock, in the amount of $0.18 per share, payable on September 9, 2005 to holders of record as of the close of business on August 25, 2005.

          On that same date, the Board of Directors of the Company also declared a quarterly dividend on the Company’s 4.75% Perpetual Cumulative Convertible Preferred Stock, in the amount of $2.96875 per share, payable on September 15, 2005 to holders of record as of the close of business on September 1, 2005.

Item  9.01  Financial Statements and Exhibits

          (c)  Exhibits

          99.1      Press release dated July 18, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: July 19, 2005	By:	/s/ Ricardo Meléndez
	Name:	Ricardo Meléndez
	Title:	Executive Vice President and Chief Financial Officer

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